Exhibit 99.1
Upwork Reports First Quarter 2025 Financial Results
Achieves record first quarter with revenue of $192.7 million, GAAP net income of $37.7 million and adjusted EBITDA of $56.0 million, resulting in 20% profit margin and 29% adjusted EBITDA margin
Reiterates FY2025 revenue guidance and raises full-year adjusted EBITDA guidance

PALO ALTO, Calif. – May 5, 2025 – Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent from across the globe, today announced its financial results for the first quarter of 2025.
“Upwork is off to a strong start in 2025, delivering record first-quarter results across revenue and profitability, a testament to the team’s accelerated execution and the resilience of our business model,” said Hayden Brown, president and CEO, Upwork. “We are incredibly excited by the early impact of our strategic product investments in AI, which are already enhancing customer productivity and engagement. With positive momentum across our business and a winning strategy for AI innovation, we are confident in our path to expand market share, drive ongoing profitability, and continue to be the category leader at the intersection of talent, technology and work.”
“Our first-quarter results demonstrate our commitment to driving strong and expanding profit margins while investing in growth,” said Erica Gessert, CFO, Upwork. “Our continued focus on cost discipline, combined with better-than-expected revenue performance, drove another quarter of record profitability, more than doubling net income from the prior year to $37.7 million, achieving $56.0 million in adjusted EBITDA and a new high of 29% adjusted EBITDA margin. This strong performance enables us to increase our adjusted EBITDA guidance range for 2025 and underscores our dedication to expanding profitability and growing free cash flow as we continue toward more meaningful topline growth.”
First Quarter Financial Highlights
•Revenue grew 1% year-over-year to $192.7 million in the first quarter of 2025
•Active clients of 812,000
•GSV per active client of $4,912 increased 3% year-over-year in the first quarter of 2025 reflecting positive growth for the first time in six quarters
•Net income was $37.7 million in the first quarter of 2025, more than double net income of $18.4 million in the first quarter of 2024
•Diluted earnings per share was $0.27 in the first quarter of 2025, compared to diluted earnings per share of $0.13 in the first quarter of 2024
•Adjusted EBITDA1 was $56.0 million in the first quarter of 2025, compared to adjusted EBITDA of $33.3 million in the first quarter of 2024
•Cash provided by operating activities2 was $37.0 million in the first quarter of 2025, compared to cash provided by operating activities of $14.8 million in the first quarter of 2024
•Free cash flow1,2 was $30.8 million in the first quarter of 2025, compared to free cash flow of $12.1 million in the first quarter of 2024
First Quarter Operational Highlights
Empowering Customers with AI
•Uma™, Upwork’s Mindful AI, continues to gain traction as an always-on work companion with 52% more users engaging with Uma in Q1 2025 versus Q4 2024
•AI-enabled features are unlocking growth, improving user experience and driving incremental spend. Examples include Uma-powered Proposal Writer increasing engagement by 58% and Uma on Upwork's homepage increasing user engagement by 340%
•Launching several high-impact features in Q2 2025 focused on driving increased engagement, bids and incremental revenue, as we evolve Upwork into the world’s premier, largest-scale AI-native marketplace
AI Category Growth
•GSV from AI-related work grew 25% year-over-year in Q1 2025 and GSV from prompt engineering increased 52% year-over-year while also growing quarter-over-quarter
•Freelance professionals working on AI-related work continued to earn more than a 40% premium per hour compared to freelancers working on non-AI-related work in Q1 2025
Enterprise
•Upwork Business Plus, a premium plan that provides a smoother glidepath for larger clients and closes the gap between Marketplace and Enterprise offerings, continues to ramp successfully
•Business Plus active clients increased over 100% from Q4 2024 to Q1 2025
•37% of active clients for Business Plus are new clients, demonstrating a resonant value proposition
•Managed Services revenue grew 3% year-over-year in Q1 2025
Monetization Strategies
•Continued strength in ads & monetization, with revenue increasing 23% year-over-year in Q1 2025
•Freelancer Plus subscription revenue grew 20% year-over-year and Connects revenue grew 25% year-over-year in Q1 2025
Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the second quarter of 2025 is:
•Revenue: $184 million to $189 million
•Adjusted EBITDA: $45 million to $49 million
•Diluted weighted-average shares outstanding: 139 million to 141 million
•Non-GAAP diluted EPS: $0.26 to $0.28
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, non-GAAP diluted EPS, and stock-based compensation expense for full year 2025 is:
•Revenue: $740 million to $760 million
•Adjusted EBITDA: $190 million to $200 million
•Diluted weighted-average shares outstanding: 138 million to 142 million
•Non-GAAP diluted EPS: $1.14 to $1.18
•Stock-based compensation expense $60 million to $65 million
1 An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
2 The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and client receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages and basis points)
(Unaudited)

	Three Months Ended March 31,
	2025	2024	Change
GSV(1)	$987,712	$1,008,797	(2.1)%
Marketplace revenue(1)	$166,293	$164,330	1%
Enterprise revenue(1)	$26,413	$26,607	(1)%
Gross profit	$150,900	$146,744	3%
Gross profit margin	78%	77%	145 bps
Operating expenses	$112,210	$133,695	(16)%
Net income	$37,730	$18,442	105%
Adjusted EBITDA(1)(2)	$56,011	$33,325	68%
Profit margin	20%	10%	992 bps
Adjusted EBITDA margin(2)	29%	17%	1,161 bps
Cash provided by operating activities(3)	$36,965	$14,814	150%
Free cash flow(1)(2)(3)	$30,790	$12,149	153%

	As of March 31,
(In thousands)	2025	2024	% Change
Active clients(1)	812	872	(7)%

(1) See Key Definitions in our first quarter 2025 earnings presentation.
(2) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
(3)The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and client receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.
First Quarter 2025 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s first quarter 2025 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s first quarter 2025 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with highly skilled independent talent from across the globe. From entrepreneurs to Fortune 100 enterprises, companies rely on Upwork’s trusted platform to tap into expert talent, leverage AI-powered work solutions, and drive meaningful business outcomes. With access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, Upwork enables businesses of all sizes to scale, innovate, and build agile teams. Upwork’s platform has facilitated more than $25 billion in economic opportunity for talent around the world. Learn more at upwork.com and follow us on LinkedIn, Facebook, Instagram, TikTok, and X.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:
This press release of Upwork Inc. (the “Company,” “we,” “us,” or “our”) contains "forward-looking" statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the second quarter and full year 2025, information or predictions concerning the future of our business or strategy, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, industry environment, the economy, our plans with respect to share repurchases, the expected impact of strategic initiatives, and other future conditions.

We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not rely on such forward-looking statements as predictions of future events. We make no representation that the projected results will be achieved or that future events and circumstances will occur, and actual results may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 13, 2025, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, when filed.

Undue reliance should not be placed on the forward-looking statements in this press release. Neither we nor any other person makes any representation or warranty as to the accuracy or completeness of the information herein. This press release is made solely for informational purposes.

Upwork, “Uma, Upwork’s Mindful AI,” and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This presentation may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue
Marketplace	$166,293	$164,330
Enterprise	26,413	26,607
Total revenue	192,706	190,937
Cost of revenue	41,806	44,193
Gross profit	150,900	146,744
Operating expenses
Research and development	46,152	52,916
Sales and marketing	35,751	47,851
General and administrative	28,048	32,001
Provision for transaction losses	2,259	927
Total operating expenses	112,210	133,695
Income from operations	38,690	13,049
Other income, net	6,317	6,722
Income before income taxes	45,007	19,771
Income tax provision	(7,277)	(1,329)
Net income	$37,730	$18,442

Net income per share:
Basic	$0.28	$0.14
Diluted	$0.27	$0.13

Weighted-average shares used to compute net income per share:
Basic	135,208	136,357
Diluted	142,777	143,657

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$304,449	$305,757
Marketable securities	317,619	316,344
Funds held in escrow, including funds in transit	215,942	195,736
Trade and client receivables, net	77,917	75,490
Prepaid expenses and other current assets	22,086	17,727
Total current assets	938,013	911,054
Property and equipment, net	34,927	30,056
Goodwill	121,064	121,064
Intangible assets, net	11,174	12,989
Operating lease asset	5,550	5,752
Deferred tax asset	127,762	128,779
Other assets, noncurrent	1,576	1,919
Total assets	$1,240,066	$1,211,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,115	$6,128
Escrow funds payable	215,942	195,736
Accrued expenses and other current liabilities	47,143	59,300
Deferred revenue	7,496	7,269
Total current liabilities	274,696	268,433
Debt, noncurrent	358,389	357,928
Operating lease liability, noncurrent	10,385	9,567
Other liabilities, noncurrent	2,254	308
Total liabilities	645,724	636,236

Stockholders’ equity
Common stock	13	14
Additional paid-in capital	634,527	653,575
Accumulated and other comprehensive income	548	264
Accumulated deficit	(40,746)	(78,476)
Total stockholders’ equity	594,342	575,377
Total liabilities and stockholders’ equity	$1,240,066	$1,211,613

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37,730	$18,442
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for transaction losses	2,066	796
Depreciation and amortization	4,861	3,146
Amortization of debt issuance costs	460	460
Accretion of discount on purchases of marketable securities, net	(1,943)	(4,876)
Amortization of operating lease asset	202	847
Tides Foundation common stock warrant expense	188	188
Stock-based compensation expense	12,272	16,942
Changes in operating assets and liabilities:
Trade and client receivables (1)	(3,535)	(3,231)
Prepaid expenses and other assets	(3,298)	(2,129)
Operating lease liability	830	(1,549)
Accounts payable	(1,987)	782
Accrued expenses and other liabilities	(11,108)	(10,897)
Deferred revenue	227	(4,107)
Net cash provided by operating activities	36,965	14,814
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(50,708)	(149,876)
Proceeds from maturities of marketable securities	51,380	131,772
Proceeds from sale of marketable securities	280	26,909
Purchases of property and equipment	(2,472)	(177)
Internal-use software and platform development costs	(3,703)	(2,488)
Net cash (used in) provided by investing activities	(5,223)	6,140
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net (1)	19,258	1,392
Proceeds from exercises of stock options and common stock warrants	652	106
Repurchase of common stock	(33,054)	(66,876)
Net cash (used in) financing activities	(13,144)	(65,378)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	18,598	(44,424)
Cash, cash equivalents, and restricted cash—beginning of period	505,593	296,418
Cash, cash equivalents, and restricted cash—end of period	$524,191	$251,994

(1) The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and client receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.
The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$304,449	$305,757
Restricted cash	3,800	4,390
Funds held in escrow, including funds in transit	215,942	195,736
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$524,191	$505,883

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. In addition, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the second quarter of 2025 and fiscal year 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income	$37,730	$18,442
Add back (deduct):
Stock-based compensation expense	12,272	16,942
Depreciation and amortization	4,861	3,146
Other income, net	(6,317)	(6,722)
Income tax provision	7,277	1,329
Other(1)	188	188
Adjusted EBITDA	$56,011	$33,325
Profit margin	20%	10%
Adjusted EBITDA margin	29%	17%

Cost of revenue, GAAP	$41,806	$44,193
Stock-based compensation expense	(187)	(466)
Cost of revenue, Non-GAAP	41,619	43,727
As a percentage of total revenue, GAAP	22%	23%
As a percentage of total revenue, Non-GAAP	22%	23%

Gross profit, GAAP	$150,900	$146,744
Stock-based compensation expense	187	466
Gross profit, Non-GAAP	151,087	147,210
Gross margin, GAAP	78%	77%
Gross margin, Non-GAAP	78%	77%

Research and development, GAAP	$46,152	$52,916
Stock-based compensation expense	(5,812)	(7,370)
Intangible amortization	(1,315)	(399)
Research and development, Non-GAAP	39,025	45,147
As a percentage of total revenue, GAAP	24%	28%
As a percentage of total revenue, Non-GAAP	20%	24%

Sales and marketing, GAAP	$35,751	$47,851
Stock-based compensation expense	(1,501)	(2,936)
Intangible amortization	(500)	—
Sales and marketing, Non-GAAP	33,750	44,915
As a percentage of total revenue, GAAP	19%	25%
As a percentage of total revenue, Non-GAAP	18%	24%

General and administrative, GAAP	$28,048	$32,001
Stock-based compensation expense	(4,772)	(6,170)
Other (1)	(188)	(188)
General and administrative, Non-GAAP	23,088	25,643
As a percentage of total revenue, GAAP	15%	17%
As a percentage of total revenue, Non-GAAP	12%	13%

Total operating expenses, GAAP	$112,210	$133,695
Stock-based compensation expense	(12,085)	(16,476)
Intangible amortization	(1,815)	(399)
Other (1)	(188)	(188)
Total operating expenses, Non-GAAP	98,122	116,632
As a percentage of total revenue, GAAP	58%	70%
As a percentage of total revenue, Non-GAAP	51%	61%

Income from operations, GAAP	$38,690	$13,049
Stock-based compensation expense	12,272	16,942
Intangible amortization	1,815	399
Other (1)	188	188
Income from operations, Non-GAAP	52,965	30,578

Net income, GAAP	$37,730	$18,442
Stock-based compensation expense	12,272	16,942
Intangible amortization	1,815	399
Tax effect of non-GAAP adjustments	(3,631)	(5,571)
Other (1)	188	188
Net income, Non-GAAP	48,374	30,400

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	135.2	136.4
Diluted (in millions)	142.8	143.7
Basic earnings per share, GAAP	$0.28	$0.14
Diluted earnings per share, GAAP	$0.27	$0.13

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	135.2	136.4
Diluted (in millions)	142.8	143.7
Basic earnings per share, Non-GAAP	$0.36	$0.22
Diluted earnings per share, Non-GAAP	$0.34	$0.22
(1) During the three months ended March 31, 2025 and 2024, we incurred $0.2 million of expense related to our Tides Foundation Warrant.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash provided by operating activities	$36,965	$14,814
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(6,175)	(2,665)
Free cash flow	$30,790	$12,149